Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Jean Liang

Head of Investor Relations

ExlService Holdings, Inc.

280 Park Avenue

New York, NY 10017

(212) 277-7115

ir@exlservice.com

EXL REPORTS 2010 FIRST QUARTER RESULTS

Quarterly Revenues of $54.5 Million and 15.6% Adjusted Operating Margin

EXL Acquires PDMA, Inc., Maker of the LifePRO® Insurance Policy Administration System

Increasing Calendar Year Revenue Guidance to Between $235.0 Million to $240.0 Million

New York, NY – May 5, 2010 – ExlService Holdings, Inc. (NASDAQ: EXLS), a leading provider of outsourcing and transformation services, today announced its financial results for the quarter ended March 31, 2010.

Rohit Kapoor, President and CEO, commented: “EXL’s first quarter year-over-year revenue growth of 32.9% demonstrates our ability to deliver value to clients and grow in turbulent times. The integration of the American Express Global Travel Service Center acquisition continues in a focused manner. Demand from new and existing clients for our outsourcing services remains strong. In transformation services, we had a record quarter and are developing new product offerings to address client needs.

The insurance vertical remains strong. In line with our commitment to the vertical, we are pleased to announce the acquisition of PDMA, Inc., maker of the LifePRO® insurance policy administration system used by approximately 40 life, annuity, and health insurers globally. Over the last several years, EXL has performed more than 100 discrete processes for clients using LifePRO® and has developed deep operational expertise. By owning this proven technology platform, EXL can provide an end-to-end policy administration solution for clients along a wide range of insurance products. Our investment in PDMA will create greater outcome-based pricing options, which will provide mid-market insurers the flexibility to make their policy administration costs more variable and facilitate greater scalability in our business model. The acquisition adds a seasoned management team with deep insurance knowledge and is accretive to GAAP earnings per share.”

Vishal Chhibbar, CFO, commented: “EXL generated outsourcing revenues this quarter of $41.6 million, up 24.6% year-over-year. Transformation revenues this quarter were $12.9 million, up 69.7% year-over-year, and above our expectations. Adjusted operating margin for the quarter increased to 15.6% from 14.2% in the first quarter of 2009, due to improved transformation margins driven by record revenue performance. EXL generated $11.4 million of adjusted EBITDA for the quarter and net income of $5.6 million. Based on our strong first quarter results, our revenue visibility for the rest of the year, and to adjust for the PDMA acquisition, we are increasing our calendar year 2010 guidance for revenue to $235.0 million to $240.0 million. Despite the strengthening Indian rupee, we expect to be at the top end of our adjusted operating margin guidance range based on prevailing exchange rates.”

Financial Highlights

Reconciliations of adjusted financial measures to GAAP are included at the end of this release.

•

Revenues for the quarter ended March 31, 2010 were $54.5 million compared to $41.0 million for the quarter ended March 31, 2009 and $59.4 million for the quarter ended December 31, 2009. Excluding a one-time client payment of $5.1 million, revenues for the quarter ended December 31, 2009 were $54.4 million. Outsourcing services revenues for the quarter ended March 31, 2010 were $41.6 million compared to $33.4 million in the quarter ended March 31, 2009 and $47.1 million in the quarter ended December 31, 2009. Outsourcing services revenues excluding the one-time client payment of $5.1 million for the quarter ended December 31, 2009 were $42.0 million. Transformation services revenues for the quarter ended March 31, 2010 were $12.9 million compared to $7.6 million in the quarter ended March 31, 2009 and $12.4 million in the quarter ended December 31, 2009.

•

Gross margin for the quarter ended March 31, 2010 was 42.2% compared to 40.6% for the quarter ended March 31, 2009 and 48.8% for the quarter ended December 31, 2009. Excluding the one-time client payment of $5.1 million, gross margin for the quarter ended December 31, 2009 was 44.1%. Outsourcing services gross margin for the quarter ended March 31, 2010 was 43.3% compared to 45.3% for the quarter ended March 31, 2009. Transformation services gross margin for the quarter ended March 31, 2010 was 38.7% compared to 19.7% for the quarter ended March 31, 2009.

•

Operating margin for the quarter ended March 31, 2010 was 11.9% compared to 10.4% for the quarter ended March 31, 2009 and 20.4% for the quarter ended December 31, 2009. Adjusted operating margin, excluding the impact of stock-based compensation expense and amortization of intangibles, for the quarter ended March 31, 2010 was 15.6% compared to 14.2% for the quarter ended March 31, 2009 and 23.4% for the quarter ended December 31, 2009. Excluding the one-time client payment of $5.1 million, adjusted operating margin for the quarter ended December 31, 2009 was 16.3%. Net income for the quarter ended March 31, 2010 was $5.6 million compared to $2.9 million for the quarter ended March 31, 2009. Adjusted EBITDA for the quarter ended March 31, 2010 was $11.4 million compared to $8.3 million for the quarter ended March 31, 2009.

•

Diluted earnings per share to common stockholders for the quarter ended March 31, 2010 were $0.19 compared to $0.10 for the quarter ended March 31, 2009 and $0.25 for the quarter ended December 31, 2009.

Business Announcements

•	Transitioned operations of American Express Global Travel Service Center and the integration is ongoing.

•

Acquired PDMA, Inc., maker of the LifePRO® insurance policy administration system on May 1, 2010. LifePRO® is a policy administration platform for a broad range of life, health and annuity products, used by approximately 40 insurers globally. The purchase price for PDMA was approximately $14.1 million in cash net of working capital adjustments and expected annualized revenues are approximately $10 million.

•	Won 3 new outsourcing services contracts, and 8 new transformation services clients in the first quarter of 2010.

•	Appointed Sanjay Gupta as Global Head of Human Resources. Sanjay was previously Senior Vice President, Head of Human Resources for the Outsourcing business and has been with EXL for nearly ten years.

•	Experienced attrition in the first quarter of 32.7% for billable employees compared to 21.0% in the first quarter 2009 and 27.3% for the fourth quarter of 2009.

2010 Outlook

The Company is increasing guidance for calendar year 2010:

•	Revenues of $235.0 million to $240.0 million from $225.0 million to $230.0 million.

•

Adjusted operating margin, excluding the impact of stock-based compensation expense and amortization of intangibles, is expected to be at the top end of our guidance range of 12.0% to 14.0% at prevailing exchange rates.

Conference Call

EXL will host a conference call on Thursday, May 6, 2010 at 10:00 a.m. (ET) to discuss the Company’s quarterly results and operating performance. The conference call will be available live via the internet by accessing the investor relations section of EXL’s website at www.exlservice.com, where the investor factsheet can also be accessed. Please go to the website at least fifteen minutes prior to the call to register, download and install any necessary audio software.

To listen to the conference call via phone, please dial 1-800-237-9752 or 1-617-847-8706 and enter “95931222.” For those who cannot access the live broadcast, a replay will be available by dialing 1-888-286-8010 or 1-617-801-6888 and entering “36701170” from two hours after the end of the call until 11:59 p.m. (ET) on May 13, 2010. The replay will also be available on the EXL website (www.exlservice.com).

About ExlService Holdings, Inc.

ExlService Holdings, Inc. (NASDAQ: EXLS) is a leading provider of outsourcing and transformation services. EXL’s outsourcing services include a full spectrum of business process outsourcing services from offshore delivery centers requiring ongoing process management skills. Transformation services enable continuous improvement of client processes by bringing together EXL’s capabilities in decision analytics, risk and financial management and operations and process excellence services. Headquartered in New York, EXL primarily serves the needs of Global 1000 companies in the insurance, utilities, banking and financial services, transportation and logistics, and travel sectors. Find additional information about EXL at www.exlservice.com.

This press release contains forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the Company’s control. Forward-looking statements include information concerning the Company’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management’s experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect the Company’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors are discussed in more detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. These risks could cause actual results to differ materially from those implied by forward-looking statements in this release. You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect the Company. The Company has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

EXLSERVICE HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except share and per share amounts)

	Three months ended March 31,
	2010	2009
Revenues	$54,489	$40,986
Cost of revenues (exclusive of depreciation and amortization)	31,485	24,356

Gross profit	23,004	16,630

Operating expenses:
General and administrative expenses	9,305	6,733
Selling and marketing expenses	4,150	3,184
Depreciation and amortization	3,073	2,430

Total operating expenses	16,528	12,347

Income from continuing operations	6,476	4,283
Other income/(expense):
Foreign exchange gain/(loss)	606	(1,309)
Interest and other income, net	418	311

Income from continuing operations before income taxes	7,500	3,285
Income tax provision	1,877	263

Income from continuing operations	5,623	3,022
Income/(loss) from discontinued operations, net of taxes	—	(139)

Net income	$5,623	$2,883

Earnings per share:
Basic	$0.19	$0.10
Diluted	$0.19	$0.10
Weighted-average number of shares used in computing earnings per share:
Basic	29,128,741	28,843,190
Diluted	30,157,956	29,079,675

EXLSERVICE HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	March 31, 2010	December 31, 2009
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$99,240	$132,215
Short-term investments	2,244	4,009
Restricted cash	298	65
Accounts receivable, net of allowance for doubtful accounts of $626 at March 31, 2010 and $262 at December 31, 2009	35,094	34,856
Deferred tax assets, net	4,444	4,872
Advance income-tax, net	935	—
Prepaid expenses and other current assets	7,509	5,529

Total current assets	149,764	181,546

Fixed assets, net of accumulated depreciation of $39,670 at March 31, 2010 and $35,812 at December 31, 2009	28,234	23,964
Restricted cash	7,461	3,895
Deferred tax assets, net	6,905	8,482
Intangibles, net of amortization	10,047	627
Goodwill	40,839	19,619
Other assets	13,781	11,487

Total assets	$257,031	$249,620

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,145	$5,345
Deferred revenue	3,585	4,745
Accrued employee cost	11,452	16,020
Income taxes payable	—	543
Accrued expenses and other current liabilities	13,301	11,674

Total current liabilities	31,483	38,327

Non-current Liabilities	7,218	5,575

Total liabilities	38,701	43,902

Commitments and contingencies
Preferred stock, $0.001 par value; 15,000,000 shares authorized, none issued	—	—
Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized, 29,339,538 shares issued and 29,092,508 shares outstanding as of March 31, 2010 and 29,278,103 shares issued and 29,031,073 shares outstanding as of December 31, 2009.	29	29
Additional paid-in capital	126,582	124,493
Retained earnings	91,297	85,674
Accumulated other comprehensive income/(loss)	1,378	(3,515)

	219,286	206,681

Less: 247,030 shares as of March 31, 2010 and December 31, 2009, held in treasury, at cost	(976)	(976)

ExlService Holdings, Inc. stockholders’ equity	218,310	205,705
Noncontrolling interest	20	13

Total stockholders’ equity	218,330	205,718

Total liabilities and stockholders’ equity	$257,031	$249,620

EXLSERVICE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

Reconciliation of Adjusted Financial Measures to GAAP Measures

In addition to its reported operating results in accordance with U.S. generally accepted accounting principles (GAAP), EXL has included in this release adjusted financial measures that the Securities and Exchange Commission defines as “non-GAAP financial measures.” Management believes that these adjusted financial measures, when read in conjunction with the Company’s reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company’s results because the adjustments eliminate the impact of the following two items which do not directly link to the Company’s ongoing performance: (i) stock compensation and (ii) expenses associated with the amortization of acquisition-related intangibles. The Company also believes that it is unreasonably difficult to provide its financial outlook in accordance with GAAP for a number of reasons including, without limitation, the Company’s inability to predict its future stock-based compensation expense under ASC Topic 718 and the amortization of intangibles associated with further acquisitions. The Company also incurs significant non-cash charges for depreciation that may not be indicative of our ability to generate cash flow. The Company believes that providing the measure of adjusted EBITDA will help investors better understand the Company’s underlying financial performance and ability to generate cash flow from operations. Adjusted EBITDA does not represent cash flows from operations as defined by GAAP. The adjusted financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from those financial statements should be carefully evaluated.

The following table shows the reconciliation of these adjusted financial measures from GAAP measures for the three month periods ended March 31, 2010, March 31, 2009 and December 31, 2009:

(Amounts in thousands)

	Three Months Ended March 31,	Three Months Ended March 31,	Three Months Ended December 31,
	2010	2009	2009
Net income (GAAP)	$5,623	$2,883	$7,524
add: Income tax provision, Income/(loss) from discontinued operations, net of taxes, Other income/(expense)	853	1,400	4,620
Income from continuing operations (GAAP)	$6,476	$4,283	$12,144
add: Stock-based compensation expense (a)	1,828	1,539	1,704
add: Amortization of acquisition-related intangibles (b)	181	—	83
subtract: One-time client payment	—	—	(5,075)

Adjusted operating income (Non-GAAP)	$8,485	$5,822	$8,856

Adjusted operating income margin %	15.6%	14.2%	16.3%
add: Depreciation	2,892	2,430	3,185

Adjusted EBITDA (Non-GAAP)	$11,377	$8,252	$12,041

Adjusted EBITDA margin %	20.9%	20.1%	22.1%

Note:	For the three months ended December 31, 2009, Adjusted operating income margin % and Adjusted EBITDA margin % calculation excludes revenues for the one-time client payment of $5.1 million.

(a)	To exclude stock-based compensation expense under ASC Topic 718.
(b)	To exclude amortization of acquisition-related intangibles.